Free Writing Prospectus
(To Preliminary Prospectus dated February 7, 2012)

Filed Pursuant to Rule 433
Registration Statement No. 333-173980
Dated February 7, 2012

Investor Presentation
February 2012

HomeStreet, Inc.®

Notices
Please read the following notices before reviewing the information contained herein:
The information in this document has been prepared solely for informational purposes and does not constitute an offer to sell or the solicitation of an offer to purchase any securities from any entities described herein. Any such offer will be made solely by means of the prospectus contained in the registration statement (collectively, the “Registration Statement”) filed by HomeStreet Inc. (the “Company”)
with the Securities and Exchange Commission (the “SEC”). The information contained herein may not be used in connection with an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted by law or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
All information herein is subject to revision. No representation or warranty can be given with respect to the accuracy or completeness of the information herein, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any information herein shall be deemed superseded, amended, and supplemented in its entirety by the Registration Statement (and any free writing prospectus relating thereto) and any decision to invest in the securities offered thereby should be made solely in reliance upon the Registration Statement (and any free writing prospectus relating thereto).
Unless, and until, this document has been publicly disclosed by the Company, this document is confidential and is intended solely for the information of the person to whom it has been presented and it may not be retained, reproduced or distributed, in whole or in part, by any means (including electronically), without the prior written consent of the Company.
Nothing contained herein should be construed as tax, accounting or legal advice. Neither the Company nor any of its affiliates or representatives accept any responsibility for the tax treatment of any investment in the securities of the Company. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, this tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.
INVESTING IS SPECULATIVE AND INVOLVES RISK OF LOSS. YOU SHOULD REVIEW CAREFULLY THE REGISTRATION STATEMENT, INCLUDING THE DESCRIPTION OF THE RISKS AND
OTHER TERMS BEFORE MAKING A DECISION TO INVEST. The Company has filed a Registration Statement (including a prospectus) with the SEC for the offering to which this presentation relates.
Before you invest, you should read the prospectus contained in the Registration Statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus contained in the Registration Statement if you request it by calling FBR Capital Markets & Co. toll free at (800) 846 – 5050.
The information contained herein contains forward-looking statements. These forward-looking statements are based on the Company’s current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in the Registration Statement, many of which are outside the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Actual results may vary materially from those expressed or implied, and there can be no assurance that estimated returns or projections will be realized or that actual returns will not be materially different than estimated herein. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. You should conduct your own analysis, using such assumptions as you deem appropriate, and should fully consider other available information, including the information described under “Forward-Looking Statements” and “Risk Factors” in the
Registration Statement, in making a decision to invest. Past performance is not necessarily indicative of future results.
All forward-looking statements are based on information available to the Company as of the date hereof and the Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Offering Summary
(1) Includes proceeds from side-by-side private placement, but excludes over-allotment shares.
(2) Assumes offering price of $44.00 per share (midpoint of the offering range of $43.00 to $45.00 per share). Of these shares, 1,250,000 shares are offered in the public offering and
113,636 in the private placement. Excludes 36,681 shares subject to restricted stock awards to be issued to certain employees and our non-employee directors upon the closing of this offering.
3
Issuer
HomeStreet Inc.
Ticker
NASDAQ: HMST
Offering Type
Initial public offering of common stock
Offering Size
(1)
$60,000,000
Over-allotment Option
15%
Total Shares Offered
(2)
1,363,636
Pro Forma Shares
(2)
2,714,510
Offering Range
$43.00 - $45.00 per share
Use of Proceeds
Increase capital levels
Fund growth in commercial banking activities
General corporate purposes
Underwriter
FBR Capital Markets

Recent Developments
Q4 2011 and January 2012 Financial Results
Earned $7.0 million in Q4  and $8.2 million in January 2012 driven by high mortgage banking revenue
– Q4 write-offs of $2.4 million of IPO-related costs
– Q4 adjusted ROAE of 45.1%
(1)
– January 2012 NIM of 2.50% increased 12 bps since Q3 2011
Increased single family closed loan production by ~33% in Q4 to $624 million;
January 2012 application locks of $267 million and closed loan production of $162 million
– Low rates and market share gains  - deconsolidation from large originators
Tangible book value increased 20% from $79.9 million in Q3 to $95.6 million
(2)
Dramatic Credit Improvement Q3 2011 through January 2012
NPAs down ~30% to $111 million
– NPA/Assets declined to 4.9%
OREO down 45% to $36 million
Classified assets decreased 15% to $191 million
4
Source: S-1 filing and HomeStreet Inc.
(1) Net income of $7.0 million adjusted for $2.4 million of IPO related expenses
(2) Represents tangible book as of January 31, 2012 . See Appendix for reconciliation of non-GAAP financial measures.

Recent Developments
Regulatory Update
Management expects the Tier 1 Leverage ratio requirement to be 8.5%
Pro forma for this offering, the Bank’s capital levels will meet or exceed the anticipated regulatory target
Upon completion of the offering and subject to successful outcome of the FDIC’s on-site visit in February / March, we expect replacement of the C&D order with another form of enforcement agreement
MetLife Mortgage Origination Team Addition
Hired a team of 140+ mortgage originators in the Pacific Northwest from MetLife
– 100% retail
This team was responsible for $1.2 billion of originations in 2011

$177
$210
$336
$444
$114
$99
$114
$142
$180
$48
$267
$276
$324
$478
$624
$429
$0
$200
$400
$600
$800
Q1
11
Q2
11
Q3
11
Q4
11
Jan
12
Highly Profitable Mortgage Origination Franchise
High loan origination volume in Q4 and continuing in January 2012
– Driven by low interest rates and HARP 2.0
230 retail loan producers (1) including the addition of 70 loan producers in February from
MetLife; no brokered originations
Source: HomeStreet Inc.
(1) Includes Windermere Real Estate Services.
(2) Represents single family held for sale production.
6
Single Family Closed Loan Production
(2)
($ mm)
HomeStreet Windermere January Application Lock Volume

$9.3
$25.7
$12.6
$8.9
$0
$10
$20
$30
Q2
11
Q3
11
Q4
11
Jan
12
Significant increase in noninterest income driven by higher originations and gain on sale margins
Operating efficiency ratio improved to 46.3% in January 2012 from its peak of
156.4%
(1)
$1.3
$15.3
$7.0
$8.2
$0
$4
$8
$12
$16
Q2
11
Q3
11
Q4
11
Jan
12
Third Consecutive Quarter of Profitability
Source:  S-1 filing and HomeStreet Inc.
(1) Operating efficiency peak as of December 31, 2009. See Appendix for reconciliation of non-GAAP financial measures.
(2) Calculated as pre-tax earnings + OREO expense + IPO-related expense + provision expense. See Appendix for reconciliation of non-GAAP financial measures.
7
Pre-Tax Pre-Provision
(2)
($ millions) Net Income ($ millions)

Efficient Retail Deposit Funding Base
NIM increased 165 bps to 2.50% in January 2012 from a low of 0.85%
(1)
Cost of funding declined 333 bps to 1.13% in January from a high of 4.46%
(2)
Source: S-1 filing and HomeStreet Inc.
(1) For the quarter ended September 30, 2009.
(2) Simple average of the cost of funds for the three months in Q3 2007.
Bank Cost of Funding (%) Net Interest Margin (%)
8
3.07%
2.90%
2.71%
2.54%
2.35%
2.20%
1.87%
1.74%
1.65%
1.56%
1.43%
1.16%
1.13%
1.00%
1.50%
2.00%
2.50%
3.00%
3.50%
Q1
09
Q2
09
Q3
09
Q4
09
Q1
10
Q2
10
Q3
10
Q4
10
Q1
11
Q2
11
Q3
11
Q4
11
Jan
12
1.50%
0.98%
0.85%
0.85%
0.96%
1.16%
1.68%
2.34%
2.17%
2.35%
2.38%
2.50% 2.50%
0.5%
1.0%
1.5%
2.0%
2.5%
3.0%
Q1
09
Q2
09
Q3
09
Q4
09
Q1
10
Q2
10
Q3
10
Q4
10
Q1
11
Q2
11
Q3
11
Q4

Jan

Significant Credit Improvement Since Q3
9
$225.0
$191.2
$180
$200
$220
$240
Q3 2011 Jan 2012
(15%)
$98.5
$80.7
$21.1
$5.5
$39.9
$24.7
$159.5
$110.9
$70
$90
$110
$130
$150
$170
Q3 2011 Jan 2012
Adjusted NPAs OREO Contracted for Sale NPLs, Paying as Agreed
(30%)
Nonperforming Assets ($ mm)
Classified Assets / (Tier 1 + ALLL)
(1)
Classified Assets ($ mm)
123%
71%
0.0%
50.0%
100.0%
150.0%
Actual January 2012 Pro Forma Adjusted January 2012 (1)
(42%)
Source: S-1 filing and HomeStreet Inc.
(1) Assumes initial public offering of $55 million plus a $5 million private placement net of transaction expenses of $6.8 million. Assumes an additional $17.6 mm of trust preferred securities receive tier 1 capital treatment. Classified assets adjusted for $5 .5 million of OREO contracted for sale and $24.7 million of current NPLs, paying as agreed. Represents holding company tier 1 capital.

Aggressive OREO Sales
OREO declined 45% since Q3 driven by accelerated sales
Balances greater than 180 days decreased 27%
(1)
16% or $5.5 million of existing OREO is already contracted for sale
(2)
10
Days in OREO ($ mm)
Source: S-1 filing and HomeStreet Inc.
(1) Decline from Q3 2011.
(2) As of January 31, 2012.
$18.6
$2.6
$4.5
$2.6
$41.3
$30.3
$64.4
$35.5
$0
$25
$50
$75
Q3 2011 Jan 2012
Less than 90 Days 90 Days - 180 Days Greater than 180 Days
(45%)

Conservatively Marked Portfolio
OREO has been sold to date at 63%
(1)
of unpaid principal balance
NPAs currently carried at 54%
(2)
of UPB
Carrying Value of Nonperforming Assets
11
Source: HomeStreet Inc.
(1) Represents quarterly average of OREO sales from Q3 2009 to Q4 2011.
(2) As of January 31, 2012.
(3) Includes loan charge offs of $29.5 million and OREO writedowns of $21.6 million.
(4) In addition to specific reserves of $15.6 million on nonperforming loans, the Company has remaining reserves of $26.3 million.
(4)
(3)
($ in millions)
Category
Unpaid
Principal
Balance
LTD Charge
Offs / Write
Downs
Net Book
Value at
1/31/2012
Specific
Reserves at
1/31/2012
CV - Specific
Reserves
CV - Specific
Reserves %
of Unpaid
Principal
Balance
Remaining
Reserves on
all other
Loans
1-4 Family 15.2 $            1.2 $             14.0 $            0.2 $             13.8 $            90.8%
CRE - Owner Occupied 7.7 0.5 7.2 0.3 6.9 89.6%
CRE - Non Owner Occupied 3.3 0.4 2.9 0.0 2.9 87.9%
C&I 1.2 0.2 1.0 0.4 0.6 50.0%
Construction 60.1 12.0 48.1 14.7 33.4 55.6%
Consumer 2.5 0.3 2.2 0.0 2.2 88.0%
Nonperforming Loans 90.0 $            14.6 $            75.4 $            15.6 $            59.8 $            66.4% 26.3 $
OREO 86.6 51.1 35.5 0.0 35.5              41.0%
Nonperforming Assets 176.6 $          65.7 $            110.9 $          15.6 $            95.3 $            54.0% 26.3 $

Strong Reserves
HomeStreet’s reserves / loans are 28% above peer averages
(1)(2)
Source: S-1 filing, HomeStreet Inc. and SNL Financial.
(1) Company-identified peers include BANR, CACB, COBZ, COLB, CPF, CVBF, GBCI, PACW, PCBC, STSA, TCBK, UMPQ, WABC, WAL, WCBO and WFSL . Represents the median of peers’ reserves /
loans ratio. Q4 2011 data non available for CACB.
(2) As of December 31, 2011.
12
5.2%
5.0%
4.1%
4.0%
4.0%
4.1%
3.8%
3.2%
3.1%
2.8%
2.9%
2.7%
2.8%
2.9%
2.8%
2.7%
2.5%
2.0%
3.0%
4.0%
5.0%
6.0%
Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Jan 12
Reserves / Loans Peer Reserves / Loans
(1)
Reserves ($ mm)

Net NPLs
$59.8
$40 - $51
OREO
$35.5
General Reserves
$9 - $11
Additional:
$25 - $30
$5 - $9
Specific Reserves
$15.6
Specific Reserves
$15.6
$0
$25
$50
$75
$100
$125
NPA Balance
Jan 2012
Utilization of
Existing
Reserves
Anticipated
OREO
Sales
Net NPL
Outflows
Projected NPA
Balance
Q3 2012
Contracted as
of 1/31/2012: $5.5
(1)
(2)
Near Term Projected Credit Resolutions
Approximately $30 - $35 million of anticipated OREO sales through Q3 2012
– 16% is contracted for sale and scheduled to close in Q1 2012
13
Total: $111
4.9%
Source: HomeStreet Inc.
(1) Includes $15.6 million of chargeoffs of specific reserves existing as of January 31, 2012.  Remaining chargeoffs primarily relate to anticipated migration of single family loans.
(2) Net NPL outflows include scheduled principal payoffs, NPL upgrades, note sales and anticipated additions to NPLs.

2.50%
3.75% - 4.00%
0.20% - 0.30%
0.20% - 0.30%
0.80% - 0.90%
2.0%
2.5%
3.0%
3.5%
4.0%
1/31/2012 NIM Investment of Net
Proceeds
Increase in yields &
reduction in NPLs
Change in securities /
loan / deposit mix
Near Term Target NIM
Net Interest Margin Expansion Opportunities
14
(1)
Source: HomeStreet Inc.
(1) Margin expansion opportunities from 1/31/2012 net interest margin are based upon management’s assumptions of post recapitalization restructuring opportunities and will differ from future results.

Earnings Potential
Source: HomeStreet Inc. (1) These are not projections of future earnings, nor a complete listing of all potential impacts at the proposed recapitalization. Future results will differ from the opportunities outlined. (2) NIM reflects restructured balance sheet for securities, loans and deposits. (3) Provision for loan losses reflects providing for growth in loan portfolio to achieve target mix (i.e., 1/3 consumer, commercial real estate and C&I). (4) Single family gain on sale and servicing, as well as income from WMS adjustments reflect both reduction of volume to eliminate refinance activity and robust refinance "boom" margins which are consistent with Q2 2011 results. (5) Eliminated securities gains. (6) OREO expense adjusted to reflect reduction of OREO and substantial elimination of risk. (7) FDIC insurance fees reflect elimination of Regulatory Order at the Bank. (8) Adjusted salaries and benefits to reflect a decrease in commissions related to single family refinance boom, offset by increases in salaries and benefits to achieve loan and deposit mix changes. Aligned professional fees to reflect lower risk operating environment. Marketing expenses increased to achieve balance sheet restructuring of customers. (9) Assumes effective tax rate of 37%. (10) Noninterest expense adjusted for OREO expense. See Appendix for reconciliation of non-GAAP financial measures.
15
Unaudited
Quarter Ended Normalizing Pro Forma
($ in millions) 12/31/2011
Adjustments
(1)
Normalized
(1)
Net Interest Income
(2)
12.9 $                    7.1 $                     20.0 $
Provisions for Loan Losses
(3)
0.0 2.0 2.0
Gain on Sale of Mortgage Loans
(4)
18.8 (6.6) 12.2
Mortgage Servicing
(4)
6.0 0.2 6.2
Other Noninterest Income
(5)
2.6 (0.9) 1.7
Operating Revenue 40.3 (2.2) 38.1
OREO-Related Expense
(6)
3.7 (3.6) 0.1
FDIC Assessment Fees
(7)
1.3 (0.9) 0.3
Other Noninterest Expense
(8)
28.9 (6.5) 22.5
Total Noninterest Expense 33.9 (11.0) 22.9
Pretax Income 6.4 8.8 15.3
Taxes
(9)
(0.6) 6.3 5.7
Net Income 7.0 $                     2.6 $                     9.6 $
Net Interest Margin
(2)
2.50% 3.75%
Operating Efficiency Ratio
(10)
74.8% 56.7%
ROAA 1.2% 1.7%
ROAE 33.4% 27.0%

Well Capitalized	1/31/2012	Pro Forma Ratios [(1)]
HomeStreet Bank			
Tier 1 Leverage [(2)]	5.0%	6.5%	8.5%
Tier 1 RBC [(3)]	6.0%	10.4%	13.5%
Total RBC [(3)]	10.0%	11.6%	14.8%

HomeStreet, Inc.

Recapitalized HomeStreet
Base offering structured to meet anticipated regulatory requirements
Note: The Company is not currently subject to holding company regulatory capital requirements. (1) Assumes base initial public offering of $55 million plus $5 million side-by-side private placement, net of transaction expenses of $6.8 million. Assumes $9 million is retained at the holding company for working capital needs and the remaining net proceeds of
$44.2 million are downstreamed to the bank. (2) Pro forma tier 1 leverage calculation assumes no addition of net proceeds to average assets. (3) Pro forma tier 1 RBC and total
RBC ratios assume 0% risk weighting assigned to net proceeds for risk weighted assets calculation.

($ in millions except per share data)

January 2012 Tangible Common Equity [1]	$95.6
Net Capital Raise Proceeds [2]	53.2
Pro Forma Equity	$148.8
Offering Price [3]	$44.00
Current Shares Outstanding (mm)	1.35
New Shares Issued (mm) [4]	1.36
Pro Forma Shares Outstanding (mm)	2.71
Pro Forma Ownership	
Existing Investor Ownership	49.8%
New Investor Ownership [4]	50.2%

Pre Money Valuation	
Tangible Book Value per Share	$70.78
Price / Tangible Book Value	**62.2%**
Pro Forma Valuation [4]	
Tangible Book Value per Share	$54.82
Price / Tangible Book Value	**80.3%**

HomeStreet, Inc.

Pro Forma Valuation

Source: Derived from S-1 filings and HomeStreet Inc. (1) Tangible common equity calculated as common equity of $96.0 million less intangible assets of $0.4 million. See Appendix for reconciliation of non-GAAP financial measures. (2) Net proceeds of $53.2 mm is calculated using gross initial public offering of $55.0 mm plus $5.0 million private placement less assumed capital raise expenses of $6.8 mm. (3) Assumes offering price at the midpoint offering range of $43.00 and $45.00 per share. (4) Shares issued of 1,363,636 for pro forma shares outstanding of 2,714,510. Of the shares issued, 1,250,000 shares are offered in the public offering and 113,636 in the private placement. Excludes 36,681 shares subject to restricted stock awards to be issued to certain employees and our non-employee directors upon the closing of this offering.

Investment Highlights
Established and well-respected Pacific Northwest franchise
Highly profitable conforming single family mortgage origination and servicing platform
Significantly improved credit profile driven by aggressive problem asset resolution
Management’s turnaround plan resulted in three consecutive quarters of profitability
Commercial banking and diversified real estate lending provides loan and funding growth opportunities
Offering designed to qualify for the replacement of the regulatory order with another form of enforcement agreement
ROE's substantially higher than peers driven by increased NIM and significant noninterest income

Established Pacific Northwest Franchise
$2.2 billion (1) institution with 20
deposit branches and 20 lending
centers (2)
– Average deposits per branch of $98
million (1)
– No brokered deposits
Largest community bank
headquartered in Seattle
Over 35,000 demand deposit
accounts representing 60% of total
accounts
Improved competitive banking
landscape in the PacNW
HomeStreet Bank Branches (20)
Current HomeStreet Loan Offices (9)
(2)
Seattle
Bellevue
Tacoma
Aberdeen
Spokane
Vancouver
Portland
Salem
Honolulu
Pearl City
Hilo
Maui
H A W A I I
W A S H I N G T O N
O R E G O N
Source:  HomeStreet Inc. and SNL Financial.
(1) As of January 31, 2012.
(2) HomeStreet currently has 9 lending centers and will be opening 11 additional lending centers with the addition of MetLife personnel.
(3) As of June 30, 2011.
# of Market
State Branches Rank
(3)
Share
(3)
Washington 15 13 1.58%
Oregon 2 27 0.47%
Hawaii 3 7 1.32%

Month Ended 1/31/2012 ($ mm)	HomeStreet	Windermere
Closed Loan Production	$ 114	$ 48
Rate Lock Commitments	202	66
Gain on Sale Income (bps) [1]		
Gross Revenue	534	331
Production Expenses	(221)	(20)
Net Income	313	311

Year Ended 12/31/2011 ($ mm)	HomeStreet	Windermere
Single Family Closed Loan Production	$ 1,166	$ 535
Rate Lock Commitments	1,251	522
Gain on Sale Income (bps) [1]		
Gross Revenue	342	147
Production Expense	(224)	(21)
Net Income	118	126

HomeStreet, Inc.

Highly Profitable Mortgage Origination Franchise
70% conventional / 30% government; 70% purchase / 30% refinance
Hired a team of 140+ retail mortgage bankers in the Pacific Northwest from MetLife
Joint venture with Windermere Real Estate Services, the largest real estate brokerage company in the Pacific Northwest
2009, 2010 and 2011 mortgage originations of $2.7, $2.1 and $1.7 billion
Nominal repurchase claims and losses
Source: HomeStreet Inc.
(1) Basis points on closed loan production.

January 2012 Mortgage Originations FY2011 Mortgage Originations

Growing & Profitable Servicing Platform
Highly valuable SFR servicing portfolio relative to peers
– High concentration of FHA/VA loans – low defaults – low coupons
– Delinquencies below 1%, less than 1/3 of Fannie Mae’s national average
(1)
– Low weighted average coupon (4.9%) resulting in lower prepayment speeds
– FY2011 net servicing income of 22 bps
Highly attractive multifamily servicing platform
– Low prepayments and higher servicing fees
– One of only 25 Fannie Mae DUS lenders nationwide
Servicing Portfolio ($ mm)
21
$3,389
$3,775
$4,696
$5,821
$6,343
$6,521
$6,603 $6,650
$6,885
$6,891
$783
$793
$897
$881
$835
$843
$857 $828
$815 $832
$4,172
$4,569
$5,593
$6,702
$7,179
$7,364
$7,460
$7,477
$7,700 $7,723
$0
$2,000
$4,000
$6,000
$8,000
2006 2007 2008 2009 2010 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Jan 2012
Single-family Multi-family / Other
Source: S-1 filing and HomeStreet Inc.
(1) Represents serious delinquency rate (loans over 90 days delinquent).

$100
$80
$60
$40
$20
$0
-$20
-$40
-$60
-$80
-$100
-200
-100
0
+100
+200
+300
+400
MSR Asset
Net Exposure
Total Hedge
Δ in Interest Rates (bps)

HomeStreet, Inc.

Effective Hedging Strategy
“Long position” in interest rates that offsets the “short position” of the MSRs
Hedge strategy models maximum loss to $500,000 for a + / - 25 bps rate change, and $2 million for an extreme rate increase scenario
MSR Interest Rate Shock Scenarios ($ mm)
Source: HomeStreet Inc.  As of January 31, 2012.
Note: No hedging program can effectively hedge model risk (actual versus modeled prepayment rates) and basis risk (mortgage/swap rates spread).

Source:  S-1 filing.
Seasoned Management Team
Executive / Director
Joined
Company
Years in
Industry Relevant Experience
Mark K. Mason
Director, Vice
Chairman, President
and CEO
Sept
2009
25
Seasoned banking executive with a proven track record of
successfully implementing turnaround and growth strategies
Former Chairman and CEO of Fidelity Federal Bank
David E. Hooston
EVP and CFO
Aug
2009
30
Extensive turnaround, capital raising and M&A experience
Previously was Managing Partner at Granite Bay Partners;
Portfolio Manager at Belvedere Capital Partners and concurrently served as President, CFO and COO at Placer Sierra Bancshares and subsidiaries
Jay C. Iseman
EVP and Chief
Credit Officer
Aug
2009
20
Significant experience in troubled loan workouts, special assets and credit administration at major national banks
Previously served as Senior Vice President and Senior Portfolio
Manager of commercial special assets with Bank of America
Godfrey B. Evans
EVP, General
Counsel and CAO
Nov
2009
30
Significant experience in banking and corporate securities law, including recapitalization/ restructuring of financial institutions
Previously served as General Counsel and CAO at Fidelity
Federal Bank and corporate lawyer at Gibson, Dunn & Crutcher

Turnaround Progress
Entered into C&D
Developed plan to reduce
classified assets, upgrade
management, improve
earnings and increase
capital
Restructured credit
administration
Accelerated problem asset
resolution
Instituted interest rate floors
Expanded NIM
– Improved asset yields
– Reduced non-core funding
– Restructured deposit
products/pricing
Filed IPO
Third party loan review
confirms valuation / reserves
Noncore funding
(4)
reduced
by 94%
(5)
from 9/30/2009
Achieved three consecutive
quarters of profitability
Appointed new CEO, CFO,
CAO
Appointed new CCO
2009 2010 2011 - 2012
Management
Changes
Management
Actions
Restructured Board
(3)
Source: S-1 filing and HomeStreet Inc. (1) Represents peak levels in 2009. (2) Represents NIM for Q3 2009. (3) Contingent upon the successful closing of this offering and regulatory approval. (4) Noncore funding represents brokered deposits and FHLB borrowings. (5) As of or for month ended January 31, 2012.
24
Classified
Assets
$761 million
(1)
$482 million
(1)
0.85%
(2)
$364 million
$284 million
1.49%
$191 million
(5)
$111 million
(5)
2.50%
(5)
NPAs
NIM

$581
$761
$738
$570
$526
$546
$484
$364
$299
$276
$225
$188
$191
$180
$380
$580
$780
Q1
09
Q2
09
Q3
09
Q4
09
Q1
10
Q2
10
Q3
10
Q4
10
Q1
11
Q2
11
Q3
11
Q4
11
Jan
12
37
38
63 108 123 122 202 170 99 103
64
39
36
278
410
389
374
327
321
189
113
124
91
95
77
75
$314
$449
$452
$482
$450
$442
$391
$284
$223
$194
$159
$115
$111
$0
$200
$400
$600
Q1
09
Q2
09
Q3
09
Q4
09
Q1
10
Q2
10
Q3
10
Q4
10
Q1
11
Q2
11
Q3
11
Q4
11
Jan
12
OREO Nonperforming Loans
$959
$171
$0
$250
$500
$750
$1,000
Q4 2008 Jan-12
(82%)
Significant Improvement in Asset Quality
NPAs down 77% and classified assets
down 75% from 2009 peak levels
(1)
Driven by significantly reduced high
risk construction loans
Nonperforming Assets ($ mm)
Source: S-1 filing and HomeStreet Inc.
(1) Represents change from peak levels.
(77%)
Classified Assets ($ mm)
(75%)

Construction and Land Loans ($ mm)

Significant NPA Outflows
Eight consecutive quarters of NPA outflows totaling ~$370 million
(1)
NPA Migration
26
Source: HomeStreet Inc.
(1) Since Q4 2009.
($ in millions) Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Jan 12
Beginning Balance 482.0 $      450.4 $      442.2 $      390.6 $      283.7 $      223.0 $      193.6 $      159.5 $      115.1 $
Additions to NPLs 20.6 83.5 37.8 22.3 28.9 14.2 20.9 7.3 2.9
Charge-Offs 11.7 20.6 36.2 14.6 2.1 4.7 7.7 10.6 0.8
OREO Sales 14.8 41.3 21.9 21.2 67.0 17.6 33.8 26.0 2.8
OREO Writedowns (1.2) 5.1 7.2 16.3 10.6 4.7 8.2 3.6 0.6
Principal Paydown, Payoff, Advances 10.3 17.6 19.0 10.9 5.6 6.0 2.4 3.9 0.5
Transferred Back to Accrual Status 16.6 7.1 5.1 66.2 4.3 10.6 2.9 7.6 2.4
Subtractions from NPAs 52.2 91.7 89.4 129.2 89.6 43.6 55.0 51.7 7.1
Net Inflows / (Outflows) (31.6) (8.2) (51.6) (106.9) (60.7) (29.4) (34.1) (44.4) (4.2)
Ending Balance 450.4 $      442.2 $      390.6 $      283.7 $      223.0 $      193.6 $      159.5 $      115.1 $      110.9 $

Growth Strategies
Organic growth opportunities driven by attractive market demographics
– Job growth and housing recovery is expected to outpace the overall economy
– Well educated workforce, high incomes and strong population trends
Expand commercial and consumer banking activities
– Commercial: lending, cash management, insurance
– Consumer: mortgage loans, deposits, investments, insurance
Expand single family mortgage banking activities
– Increase retail, correspondent  and internet production channels
Expand multifamily mortgage banking through the Fannie Mae DUS program
Restart traditional portfolio lending

Investment Highlights
Established and well-respected Pacific Northwest franchise
Highly profitable conforming single family mortgage origination and servicing platform
Significantly improved credit profile driven by aggressive problem asset resolution
Management’s turnaround plan resulted in three consecutive quarters of profitability
Commercial banking and diversified real estate lending provides loan and funding growth opportunities
Offering designed to qualify for the replacement of the regulatory order with another form of enforcement agreement
ROE's substantially higher than peers driven by increased NIM and significant noninterest income

Appendix

Director Joined Relevant Experience
David A. Ederer
Chairman (since 2009)
2004
Currently serves as Chairman of Ederer Investment Company, a private investment company as well as Director in several other local foundations
Mark K. Mason
Vice Chairman
2009
Currently serves as President & CEO of HomeStreet Inc and HomeStreet Bank; former
Chairman and CEO of Fidelity Federal Bank
Scott Boggs
(1)(2)
2006
Former Corporate Controller at Microsoft Corporation and adjunct accounting professor at Seattle University Albers School of Business
Brian P. Dempsey
(2)
1996
Previously served on the Board of Directors of Golden State Bancorp and Federal Home
Loan Bank of Seattle and was President and Chairman of University Savings Bank
Victor H. Indiek
(1)
2012
Project Manager at Quantum Partners managing FDIC receiverships and previously
President, CEO, CFO of Freddie Mac and CFO of American Savings
Thomas E. King
(1)(2)
2010
Consultant to banks; previously CEO or COO of San Diego Community Bank, Fullerton
Community Bank, Bank of So. Cal, CapitolBank, credit & lending officer at Sec Pac
George Kirk
(1)(2)
2007
Former President and CEO of Port Blakely Communities and President of Skinner
Development Company and Chair of Real Estate Dept at Davis Wright Tremaine LLP
Michael J. Malone
(1)
2012
CEO of Hunters Capital, member of the Board of Directors of Expeditors International;
previously founder, Chairman and CEO of AEI/DMX Music
Gerhardt Morrison
(2)
1986
Former Chairman of the Business Law Department at Bogle & Gates, a Seattle-based law firm; previously served as trustee of the Northwest Hospital
Doug Smith
(1)
2012
President of Miller and Smith, a residential home building company
Bruce W. Williams 1994
Previously served as President and CEO of Homestreet Inc and Homestreet Bank
Pro Forma Board of Directors
Source:  S-1 filing
(1) Appointment subject to regulatory approval.
(2) Currently Director for HomeStreet Bank.  Reflects date joined HomeStreet Bank’s Board.

Loan Portfolio Characteristics
New management team has focused on reducing exposure to real estate developers and higher risk property types
Increased emphasis on business banking and multifamily mortgage lending
Q4 2011 Loan Composition Q4 2011 CRE by Property Type
31
Source: HomeStreet Inc.
1-4 Family
$497
(37%)
CRE - Non
Owner
Occupied
$300
(22%)
C&I
$60 (4%)
Consumer
$159
(12%)
Construction
$173 (13%)
Multifamily
$56 (4%)
CRE -
Owner
Occupied
$102 (8%)
Mixed Use
17%
Office
18%
Other
6%
Retail
30%
Multifamily
13%
Industrial
Warehouse
16%

Fixed Rate
35%
Adjustable
Rate
65%
Loan Portfolio Characteristics (cont.)
Loan portfolio concentrated in the Puget Sound area, which has been less impacted by the economic downturn compared to eastern Washington
Adjustable rate loans comprise approximately 65% of the loan portfolio
Q4 2011 Loans by Geography Q4 2011 Loan Interest Rate Mix
Source: HomeStreet Inc.
32
Puget
Sound
68%
Idaho
(Boise)
1%
Oregon
16%
Hawaii
3%
Other
1%
Washington
Other
11%

Strong Liquidity Position
Proactively reduced brokered deposits and reliance on wholesale funding sources
– Available capacity under FHLB and FRB of $231 million and $100 million, respectively
Substantial excess liquidity with a primary liquidity ratio of 35%
(1)
Total Sources of Liquidity ($ mm) Funding Sources ($ mm)
Source: HomeStreet Inc.
(1) Primary liquidity ratio is defined as net cash, short-term investments and other marketable assets as a percent of net deposits and short-term borrowings. Ratio as of December 31, 2011.
(2) Represents market value of unpledged securities.
33
Q4 2011
Cash $263.3
Unpledged Securities (2) 302.8
Loans Held for Sale 150.4
Total On-Balance Sheet Liquidity 716.5
Additional Borrowing Capacity
FHLB 231.4
FRB SF 99.9
Total Available Capacity $331.3
Total Direct Sources of Liquidity $1,047.8
Total Funding: $2,265 million
Deposits
$2,010
(89%)
Capital
$86 (4%)
Borrowings
$62 (3%)
FHLB
$58 (2%) Other
$49 (2%)

Balance Sheet
Month Ended Quarter Ended
($ in millions) 1/31/2012 12/31/2011 9/30/2011 6/30/2011 3/31/2011
Cash 202.9 $          263.3 $          138.4 $          108.2 $          170.8 $
Investments 381.3 329.0 339.5 315.7 304.4
Loans Held for Sale 123.4 150.4 226.6 121.2 82.8
Loans Held for Investment 1,350.1 1,343.6 1,413.4 1,451.9 1,562.7
Allowance for Loan Losses (41.9) (42.7) (53.2) (59.7) (62.1)
Net Loans 1,308.2 1,300.9 1,360.2 1,392.2 1,500.6
Other Real Estate Owned 35.5 38.6 64.4 102.7 98.9
Mortgage Servicing Rights 75.7 77.3 74.1 94.3 96.0
Federal Home Loan Bank Stock 37.0 37.0 37.0 37.0 37.0
Other Assets 80.2 68.4 76.6 62.2 52.1
Total Assets 2,244.2 $       2,264.9 $       2,316.8 $       2,233.5 $       2,342.6 $
Deposits 1,977.1 $       2,009.8 $       2,057.0 $       1,993.7 $       2,066.8 $
Federal Home Loan Bank Borrowings 57.9 57.9 67.9 77.9 114.5
Other 113.2 110.8 111.6 103.6 110.1
Total Liabilities 2,148.2 2,178.5 2,236.5 2,175.2 2,291.4
Equity 96.0 86.4 80.3 58.3 51.2
Total Liabilities and Equity 2,244.2 $       2,264.9 $       2,316.8 $       2,233.5 $       2,342.6 $
Source: S-1 filing and HomeStreet Inc.

($ in millions)	Month Ended 1/31/2012	Quarter Ended 12/31/2011	9/30/2011	6/30/2011	3/31/2011
Income Statement					
Net Interest Income	$ 4.2	$ 12.9	$ 12.0	$ 11.9	$ 11.6
Provision for Loan Losses	0.0	0.0	(1.0)	(2.3)	0.0
Gain on Sale of Mortgage Loans	8.0	18.9	16.1	9.5	4.9
Mortgage Servicing	3.5	6.0	18.5	7.7	5.9
Other Noninterest Income	0.8	2.6	2.7	1.7	3.7
Total Noninterest Income [1]	12.3	27.5	37.3	18.9	14.5
Total Noninterest Expense [2]	8.3	33.9	32.6	27.3	33.5
Income / (Loss) Before Taxes	8.2	6.4	15.6	1.3	(7.4)
Provision / (Credit) for Taxes	0.0	(0.6)	0.3	(0.0)	0.0
Net Income (Loss)	$ 8.2	$ 7.0	$ 15.3	$ 1.3	$ (7.4)
Profitability Ratios					
Net Interest Margin	2.50%	2.50%	2.38%	2.35%	2.17%
Operating Efficiency Ratio [3]	46.29%	74.78%	47.74%	70.05%	83.31%
Return on Average Equity	36.13%	33.44%	83.04%	8.97%	(51.26)%
Return on Average Assets	1.44%	1.23%	2.67%	0.23%	(1.25)%
Average Loan Yield	4.69%	4.73%	4.85%	4.86%	4.82%
Average Cost of Deposits	1.18%	1.22%	1.30%	1.44%	1.51%
Average Cost of Funds	1.19%	1.22%	1.48%	1.61%	1.73%

HomeStreet, Inc.

Income Statement & Profitability Ratios

Source: S-1 filing and HomeStreet Inc.
(1) Includes net MSR/hedge valuation (loss) gains of $1.6 million, $(189,000), $12.2 million, $1.3 million, $91,000 and $1.6 million for January 2012, Q4 2011, Q3 2011, Q2 2011 and Q1 2011, respectively. (2) Q4 2011 OREO expenses were $3.7 million vs. $9.1 million in Q3 2011.  (3) Operating efficiency ratio adjusted for OREO expense. See Appendix for reconciliation of non-GAAP financial measures.

($ in millions)	Month Ended 1/31/2012	Quarter Ended 12/31/2011	9/30/2011	6/30/2011	3/31/2011
Asset Quality					
Net Charge Offs	$ 0.8	$ 10.6	$ 7.7	$ 4.7	$ 2.1
Nonperforming Loans	75.4	76.5	95.1	90.9	124.1
Other Real Estate Owned	35.5	38.6	64.4	102.7	98.9
Nonperforming Assets	$ 110.9	$ 115.1	$ 159.5	$ 193.6	$ 223.0
Classified Assets	$ 191.2	$ 188.2	$ 225.0	$ 276.5	$ 298.7
NPLs / Total Loans	5.6%	5.7%	6.7%	6.3%	7.9%
NPAs / Total Assets	4.9%	5.1%	6.9%	8.7%	9.5%
Classified Assets / Total Assets	8.5%	8.3%	9.7%	12.4%	12.8%
Total Delinquencies / Total Loans	11.9%	10.4%	10.2%	9.1%	12.0%
Reserves / Loans	3.1%	3.2%	3.8%	4.1%	4.0%
Reserves / NPLs	55.6%	55.8%	55.9%	65.7%	50.1%
NPAs / Tier 1 + ALLL (1)	59.7%	64.6%	89.0%	114.7%	131.3%
Classified Assets / Tier 1 + ALLL (1)	102.9%	105.7%	125.6%	163.7%	175.9%
Bank Capital Adequacy					
Tier 1 Leverage Ratio	6.5%	6.0%	5.6%	4.9%	4.5%
Risk Based Capital Ratio	11.6%	9.9%	9.8%	8.7%	8.3%

HomeStreet, Inc.

Asset Quality & Capital Adequacy Source: S-1 filing and HomeStreet Inc. (1) Calculation based on Bank Tier 1 capital. 36

15 Largest Nonperforming Loans
Data as of January 31, 2012
ID Loan Type
Unpaid
Principal
Balance
Partial
Charge Offs
Net
Commitment
Net Book
Balance
Specific
Reserves
Book
Balance Net
of Specific
Reserves TDR Description
1
Construction/Land
Development
21,809,726 $   - $               21,875,566 $   21,809,726 $   11,638,065 $   10,171,661 $   No
• 340 acre Community in Thurston County, WA
with 124 acres zoned for residential development
and 215 acres zoned for Commercial.
2
Construction/Land
Development
4,279,044 $    - $               4,279,044 $    4,279,044 $    - $               4,279,044 $    Yes
• 121 finished detached lots in Yakima (28),
Clark (24) and Grant (69) Counties in WA.
Construction/Land
Development
2,841,025 $    - $               2,841,025 $    2,841,025 $    - $               2,841,025 $    Yes
• 550 residential detached lots with preliminary
plat approval located in Yakima (58), Grant (475)
and Clark (17) Counties in WA.
Construction/Land
Development
1,977,587 $    (870,210) $      1,107,377 $    1,107,377 $    - $               1,107,377 $    Yes
• 8 detached single family residences in Clark (5)
and Grant (3) Counties in WA.
TOTAL 9,097,656 $     (870,210) $      8,227,446 $     8,227,446 $     - $               8,227,446 $
3
Construction/ Land
Development
$    4,399,850 - $               4,399,850 $    4,399,850 $    2,046,690 $    2,353,160 $    No
• 63 Completed attached lots including four with
foundations and three partially Completed
townhomes (averaging 1,657sqft) located in Clark
County, WA.
Construction/Land
Development
$       412,398 - $               467,673 $       412,398 $       - $               412,398 $       No
• Three substantially completed single family
townhomes averaging 1,740sqft located in Clark
County, WA.
Consumer $       165,180 (50,680) $        128,820 $       114,500 $       - $                    114,500 $       No
• One single family residence in Clark County,
WA.
TOTAL 4,977,429 $     (50,680) $        4,996,343 $     4,926,748 $     2,046,690 $     2,880,058 $
4
Construction/Land
Development
6,605,737 $    (2,075,278) $   4,539,996 $    4,530,459 $    408,600 $       4,121,859 $    Yes • 17 single family residences in King County, WA.
5
Construction/Land
Development
9,722,371 $     (5,977,383) $   3,744,988 $     3,744,988 $     - $               3,744,988 $     Yes
• 65 residential finished lots, 7.72 acres partially
improved land, and 67.45 acres of raw land zoned
for 338 residential lots in Lane County, OR.
6 Commercial Real Estate 3,668,539 $     - $               3,668,539 $     3,668,539 $     - $               3,668,539 $     No
• Five gas stations in King County, WA. Received
outside legal counsel's recommendations on
collection strategies which include appointment of
a general receiver, with likely Chapter 11 filings by
all 5 debtors, costs of collection etc. Final strategy
pen

15 Largest Nonperforming Loans (cont.)
Data as of January 31, 2012
ID Loan Type
Unpaid
Principal
Balance
Partial
Charge Offs
Net
Commitment
Net Book
Balance
Specific
Reserves
Book
Balance Net
of Specific
Reserves TDR Description
7
Construction/Land
Development
2,817,054 $     - $               2,817,054 $     2,817,054 $     - $               2,817,054 $     No
• One 41,431sqft single-tenant retail building
located in Pierce County, WA.
8 Commercial Real Estate 2,196,594 $     - $               2,196,594 $     2,196,594 $     - $               2,196,594 $     No
• One gas station in Clackamas County, OR.
Borrower is current with respect to loan payments
and real estate taxes and compliance with
contractual DSCR. Guarantor's global DSCR
remains less than 1.0 to 1.
9 Commercial Real Estate 1,828,044 $     - $               1,828,044 $     1,828,044 $     - $               1,828,044 $     No
• Four industrial/warehouse buildings totaling
33,617sqft in King County, WA.
10 1-4 Family 1,296,906 $     - $               1,296,906 $     1,296,906 $     - $               1,296,906 $     No
• One owner occupied single family residence in
Clackamas County, OR with current value of
$1.8MM.
11
Construction/Land
Development
1,500,000 $     (442,500) $      1,057,500 $     1,057,500 $     319,610 $        737,890 $        Yes
• Subordinated deed of trust secured by
Borrower's 5,600sqft single family personal
residence and 36,202sqft office building, both
located in King County, WA.
12 Commercial Business 116,826 $       - $               116,826 $       116,826 $       - $               116,826 $       No
• One furniture store in King County, WA. Debtor
has sold the real property for $1.6MM with
closing set for no later than 03/05/2012. SAG LO
has confirmed the buyer's loan is approved and
accepted (copy of commitment letter).
Forbearance agreement in nego
Commercial Real Estate 901,350 $       - $               901,350 $       901,350 $       - $               901,350 $       No
• One furniture store in King County, WA. See
above.
TOTAL 1,018,175 $     - $               1,018,175 $     1,018,175 $     - $               1,018,175 $
GRAND TOTAL $  66,538,231 $   (9,416,052) $  57,267,151 $  57,122,180 $  14,412,965 $  42,709,215

10 Largest OREO Properties
Data as of January 31, 2012
ID Description Location Property Type Sales Status
Original Loan
Balance
LTD Charge-
Offs
Amount
Transferred to
OREO
OREO
Writedowns
Carrying Value
of OREO
1 40.73 acres of commercially zoned land Thurston County, WA Commercial Real Estate Unsold $9,286,525 ($2,216,137) $7,070,388 ($3,660) $7,066,728
2
Excess raw land planned for 344
residential lots, 298 multi-family units; and
two finished commercial tracts totaling
Thurston County, WA
Construction/ Land
Development
Unsold $9,447,348 $530,303 $9,977,651 ($6,131,801) $3,845,850
3
Raw land entitlements for 53 residential lots
and 14 multi-family pads supporting 451
units
Pierce County, WA
Construction/ Land
Development
Unsold $6,212,938 ($1,680,358) $4,532,580 ($993,555) $3,539,025
4
71 residential detached lots and 29
residential attached lots
Thurston County, WA
Construction/ Land
Development
Sold; feasibility through
02/26/12, Closing 03/15/12.
$4,000,000 $0 $4,000,000 ($2,387,448) $1,612,552
5 68 residential finished lots Kitsap County, WA
Construction/ Land
Development
Unsold $3,515,177 ($996,178) $2,518,999 ($1,186,397) $1,332,602
6
35 acres of raw land with partial
entitlements for 333 future lots
Kitsap County, WA
Construction/ Land
Development
Unsold $4,461,390 ($997,822) $3,463,568 ($2,210,276) $1,253,292
7 67 residential finished lots Pierce County, WA
Construction/ Land
Development
Sold; set to close on or
before 02/28/12.
$7,782,200 ($6,200,064) $1,582,136 ($452,278) $1,129,857
8
25.62 acres of raw land with approvals for
64 attached lots and 49 detached
residential lots.
Thurston County, WA
Construction/ Land
Development
Unsold $1,637,299 $0 $1,637,299 ($856,574) $780,725
9
18.69 acres of raw land with approval for
84 single family lots.
King County, WA
Construction/ Land
Development
Sold; feasibility ends
02/09/12 and set to close on
or before 04/01/12.
$4,150,000 ($2,413,000) $1,737,000 ($1,010,625) $726,375
10
1.0 acre containing 99-unit mini storage
facility, plus 0.5 acres additional land
Pierce County, WA
Construction/ Land
Development
Unsold $616,565 $227,362 $843,927 ($139,095) $704,832
$51,109,443 ($13,745,894) $37,363,549 ($15,371,709) $21,991,840
Sales Status Summary TOTAL
Sold 16% 3,468,784 $
Unsold 84% 18,523,055 $
GRAND TOTAL
Source: HomeStreet Inc.

Non-GAAP Reconciliation

Source: S-1 filing and HomeStreet Inc.
Tangible Common Equity
Month
Ended
($ in millions) 1/31/2012
Common Equity $96.0
Less: Intangible Assets 0.4
Tangible Common Equity $95.6
Pre-Tax, Pre-Provision Earnings
Month
Ended Quarter Ended
($ in millions) 1/31/2012 12/31/2011 9/30/2011 6/30/2011
Income / (loss) before income taxes $8.2 $6.4 $15.6 $1.3
Add: Provision for loan losses 0.0 0.0 1.0 2.3
Add: OREO expenses 0.7 3.7 9.1 5.7
Add: IPO-related expense 0.0 2.5 0.0 0.0
Pre-tax, pre-provision earnings 8.9 12.6 25.7 9.3
Efficiency Ratio
Month
Ended Quarter Ended
($ in millions) 1/31/2012 12/31/2011 9/30/2011 6/30/2011 3/31/2011 12/31/2009
Noninterest expense $8.3 $33.9 $32.6 $27.3 $33.5 $29.2
Less: OREO expense 0.7 3.7 9.1 5.7 11.8 4.2
Adjusted noninterest expense $7.6 $30.2 $23.5 $21.6 $21.7 $25.0
Net interest income before provisions 4.2 12.9 12.0 11.9 11.6 6.4
Noninterest income 12.3 27.5 37.3 18.9 14.5 9.6
Operating Revenue 16.5 40.4 49.3 30.8 26.1 16.0
Operating efficiency ratio 46.29% 74.78% 47.74% 70.05% 83.31% 156.37%
Efficiency ratio 50.24% 84.08% 66.25% 88.43% 128.42% 182.62%